CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of C21 Investments Inc. (the "Company") of our report dated June 23, 2025, relating to the consolidated financial statements of the Company as of and for the year ended March 31, 2025, included in the Company's Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Davidson & Company LLP

Chartered Professional Accountants	Vancouver, Canada

March 18, 2026